EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Option Care Health, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated as of August 7, 2019.

MADISON DEARBORN PARTNERS, LLC

By:	/s/ Annie S. Terry
Name: Annie S. Terry Title: Managing Director

Madison dearborn partners vi-A&C, L.P.

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Annie S. Terry
Name: Annie S. Terry Title: Managing Director

Madison Dearborn Capital Partners VI-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Annie S. Terry
Name: Annie S. Terry Title: Managing Director

MDP HC Holdings, llc

By:	/s/ Timothy Sullivan
Name: Timothy Sullivan Title: Managing Director

HC Group holdings i, llc

By:	/s/ Nicolas Sassali
Name: Nicolas Sassali Title: Assistant Treasurer

/s/ Elizabeth Q. Betten
Elizabeth Q. Betten

/s/ Timothy Sullivan
Timothy Sullivan

/s/ Paul J. Finnegan
Paul J. Finnegan

/s/ Samuel M. Mencoff
Samuel M. Mencoff